PHOTRONICS, INC. AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Information
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	August 3,	July 28,	August 3,	July 28,
	2014	2013	2014	2013
Reconciliation of GAAP to Non-GAAP Net Income
Attributable to Photronics, Inc. Shareholders

GAAP net income attributable to Photronics, Inc. shareholders	$4,186	$5,940	$21,719	$13,126

(a) Gain on acquisition, net of tax	-	-	(16,372)	-

(b) Acquisition transaction expenses, net of tax	-	-	2,455	-

Non-GAAP net income attributable to Photronics, Inc. shareholders	$4,186	$5,940	$7,802	$13,126

Reconciliation of GAAP to Non-GAAP Net Income
Applicable to Common Shareholders

Weighted average number of diluted shares outstanding

GAAP	62,432	66,177	77,706	61,478

Non-GAAP	62,432	66,177	62,283	61,478

Net income per diluted share

GAAP	$0.07	$0.10	$0.34	$0.21

Non-GAAP	$0.07	$0.10	$0.13	$0.21

(a)	Represents gain on acquisition of DNP Photomask Technology Taiwan Co., Ltd (DPTT), a wholly-owned subsidiary of Dai Nippon Printing Co., Ltd.

(b)	Represents transaction expenses in connection with the acquisition of DPTT